EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-112277 and 333-141509 on Form S-8 of our report dated March 16, 2007, relating to the consolidated financial statements as of December 31, 2006 and for the years ended December 31, 2006 and 2005 of Luminent Mortgage Capital, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Luminent Mortgage Capital, Inc. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
San Francisco, California
March 25, 2008

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